Exhibit 4.8


           __________________________________________
           __________________________________________

                      AETNA SERVICES, INC.
           (formerly Aetna Life and Casualty Company)

                          AETNA INC.

                             AND

     STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                NATIONAL ASSOCIATION, AS TRUSTEE


                            _______

                FIRST INDENTURE SUPPLEMENT

                 Dated as of August 1, 1996

                             to

                         INDENTURE

                 Dated as of August 1, 1993

                          Between

                    Aetna Services, Inc.
        (formerly Aetna Life and Casualty Company)


                             and

     State Street Bank and Trust Company of Connecticut,
               National Association, as Trustee


               _________________________________
               _________________________________




                       FIRST INDENTURE SUPPLEMENT


FIRST INDENTURE SUPPLEMENT, dated as of August 1, 1996, among AETNA SERVICES, INC. (formerly Aetna Life and Casualty Company), a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Company"), AETNA INC., a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as trustee (the "Trustee").

         RECITALS OF THE COMPANY AND THE GUARANTOR

          The Company and the Trustee have heretofore executed and delivered an Indenture dated as of August 1, 1993 (the "Indenture"), which provides for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness in one or more series ("Securities", as more fully defined in the Indenture).

         Pursuant to an Agreement and Plan of Merger dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 among the Company, the Guarantor, U.S. Healthcare, Inc., Antelope Sub, Inc., a wholly owned subsidiary of the Guarantor ("Aetna Sub"), and New Merger Corporation, a wholly owned subsidiary of the Guarantor, on July 19, 1996 Aetna Sub was merged with and into the Company with the result that the Company is as of the date of this First Indenture Supplement a direct wholly-owned subsidiary of the Guarantor. In connection with such merger the Company's Certificate of Incorporation was amended to change its name to Aetna Services, Inc.

         As of the date of this First Indenture Supplement, the only Securities of the Company that have been issued and remain outstanding under the Indenture consist of $200 million original principal amount of 6 3/8% Notes due August 15, 2003 (the "6 3/8% Notes"), $200 million original principal amount of 6 3/4% Debentures due September 15, 2013 (the "6 3/4% Debentures") and $200 million original principal amount of 7 1/4% Debentures due August 15, 2023 (the "7 1/4% Debentures").

         This First Indenture Supplement amends the Indenture, pursuant to Section 901 thereof: (i) to provide for the full and unconditional guarantee by the Guarantor of the due and punctual payment of the principal of, premium, if any, and interest on the 6 3/8% Notes, the 6 3/4% Debentures and the 7 1/4% Debentures previously issued under the Indenture and (ii) to make certain other changes to the terms of the Indenture.

         All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this First
Indenture Supplement a valid and binding agreement for the


uses and purpose herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this First Indenture Supplement have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities.

                                ARTICLE 1

                               AMENDMENTS

         SECTION 101. The Guarantor is hereby made a party to the Indenture.

         SECTION 102.  Section 101 of the Indenture is hereby
amended to add to the definitions set forth in such Section the following additional definitions in the appropriate alphabetical order:

         First Indenture Supplement:

         The term "First Indenture Supplement" shall mean the First Indenture Supplement dated as of August 1, 1996 to this Indenture.

         Guarantee:

         The term "Guarantee" shall mean the guarantee set forth in Section 1501 hereof, including any evidence of such guarantee by endorsement on any Guaranteed Security pursuant to Section 1502 hereof. The Guarantee shall be deemed part of the Guaranteed Securities.

         Guaranteed Securities:

         The term "Guaranteed Securities" shall mean, collectively, the $200 million in original principal amount of the $200 million in original principal amount of 6 3/8% Notes due August 15, 2003, 6 3/4% Debentures due September 15, 2013, and the $200 million in original principal amount of 7 1/4% Debentures due August 15, 2023 issued under the Indenture prior to the date of the First Indenture Supplement and remaining outstanding as of such date and "Guaranteed Security" means any of such Securities.

         Guarantor:

         The term "Guarantor" shall mean AETNA INC., a Connecticut corporation, and, subject to the provisions of Section 1506, shall also include its successors and assigns.

         SECTION 103. (a) The definition of "Board of Directors" set forth in Section 101 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" appearing therein.

         (b) The definitions of "Board Resolution", "Officers' Certificate" and "Company Request" or "Company Order" set forth in
Section 101 of the Indenture are hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" appearing therein.

        (c)  The definition of "Opinion of Counsel" set forth in
Section 101 of the Indenture is hereby amended by inserting the words ", or the Guarantor", immediately after the words "the
Company" therein.

         SECTION 104.  A new Article Fifteen is added to the
Indenture to read in its entirety as follows:


                          ARTICLE FIFTEEN

                             Guarantee

                   SECTION 1501. Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Guaranteed Security authenticated and delivered by or on behalf of the Trustee the due and punctual payment of the principal of, premium, if any, and interest on such Guaranteed Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Guaranteed Securities and of the Indenture. In case of default by the Company in the payment of any such principal, premium or interest, the Guarantor hereby agrees duly and punctually to make any such payment when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment was made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of any such Guaranteed Security or the Indenture, the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the Holder of any Guaranteed Security of any series or by the Trustee, the recovery of any judgment against the

            Company or any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Guaranteed Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right of set-off or counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to any Guaranteed Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any Guaranteed Security except by payment in full of the principal of (premium, if any) and interest on such Guaranteed Security.

                   The Guarantor shall be subrogated to all rights
            of a Holder of a Guaranteed Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not, without the consent of all Holders of Guaranteed Securities of such series be entitled to enforce, or to receive, any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest then due and payable on all Guaranteed Securities of the relevant series shall have been irrevocably paid in full in accordance with the terms of such Guaranteed Securities.

                   The Guarantee is a guarantee of payment when
            due and not of collection. The Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of any Guaranteed Securities if at any time payment, or any part thereof, of such Guaranteed Security is rescinded or must otherwise be restored or returned by the Holder of such Guaranteed Security or any trustee for such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                   SECTION 1502. Execution of Guarantees. At the time that any Guaranteed Security is authenticated and delivered by the Trustee after the date of the First Indenture Supplement in connection with the registration of transfer, exchange or replacement of a Guaranteed Security pursuant to Section 304, 305 or 306 of this Indenture, as evidence of the Guarantee set forth in Section 1501 hereof, the Guarantor hereby agrees that notation of such Guarantee shall be endorsed on the reverse of such Guaranteed Security in the form set forth in Section 1503 hereof. The Guarantee shall be executed on behalf of the Guarantor by its Chairman, a Vice Chairman, its President, any Vice President, its Treasurer or Assistant Treasurer under its corporate seal attested by its Corporate Secretary or one of its Assistant Corporate Secretaries. The signatures of any or all of these officers on the Guarantees may be manual or by facsimile and may be imprinted or otherwise reproduced on the Guaranteed Security. The seal of the Guarantor may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Guaranteed Securities.

                   Guarantees bearing the manual or facsimile
            signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Guaranteed Securities on which such Guarantees were endorsed or did not hold such offices at the date of such Guaranteed Securities.

                   The Guarantor hereby agrees that the Guarantee
            set forth in Section 1501 hereof shall remain in full force and effect and shall apply to each Guaranteed Security executed, authenticated, issued and delivered under this Indenture, whether or not a notation of the Guarantee is endorsed on such Guaranteed Security.

                   The execution and delivery by the Company and
            the Guarantor of the First Indenture Supplement to the Trustee shall constitute due delivery of the Guarantee set forth herein on behalf of the Guarantor with respect to all outstanding Guaranteed Securities. However, the Guarantee shall not be valid or become obligatory for any purpose with respect to any specific Guaranteed Security unless the Certificate of Authentication on such Guaranteed Security provided for in Section 205 of this Indenture shall have been signed by the Trustee.

                   SECTION 1503.  Form of Notation of Guarantee.
            The Guarantee shall be endorsed on the Guaranteed
            Securities pursuant to Section 1502 hereof in the following form:

                        [Form of Notation of Guarantee]


                                GUARANTEE
                                   OF
                                AETNA INC.


                   Aetna Inc., a Connecticut corporation (herein
            called the "Guarantor", which term includes any successor corporation under the

            Indenture referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Security, when and as the same shall become due and payable, whether at Stated Maturity or upon declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture dated as of August 1, 1993, as amended (herein called the "Indenture"), between Aetna Services, Inc. (herein called the "Company") and State Street Bank and Trust Company of Connecticut, National Association, as Trustee and to which the Guarantor became a party pursuant to a First Indenture Supplement dated as of August 1, 1996. In case of the failure of the Company punctually to make any such payment of principal, premium or interest, the Guarantor hereby agrees to pay or to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of said Security or the Indenture, or the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the Holder of said Security or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of said Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right of set-off or to counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on said Security.

                   The Guarantor shall be subrogated to all rights
            of the Holder against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not, without the consent of all Holders of all outstanding Securities of the same series issued under the Indenture, be entitled to enforce, or to receive, any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest then due and payable on all Securities of the same series issued under the Indenture shall have been irrevocably paid in full in accordance with the terms of such Securities.

                   This Guarantee is a guarantee of payment when
            due and not of collection. This Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of said Security if at any time payment, or any part thereof, of said Security is rescinded or must otherwise be restored or returned by the Holder of said Security or any trustee for said Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                   No reference herein to such Indenture and no
            provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, and premium, if any, and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed herein.

                   This Guarantee shall be governed by and
            construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

                   This Guarantee shall not be valid or become
            obligatory for any purpose with respect to any Security unless the certificate of authentication on said Security shall have been manually signed by or on behalf of the Trustee under the Indenture.

                   All terms used in this Guarantee which are
            defined in such Indenture shall have the meanings assigned to them in such Indenture.

                   IN WITNESS WHEREOF, Aetna Inc. has caused the
            execution hereof in its corporate name by its duly authorized officers.


                                  Aetna Inc.


                                  By___________________

              [Seal]

              Attest:


              ______________________________________
                  [Assistant] Corporate Secretary

                   SECTION 1504. Reports by the Guarantor. The Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such
                                  ________
            information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                   SECTION 1505.  Guarantor's Statement as to
            Compliance; Notice of Certain Events of Default. The Guarantor will deliver to the Trustee within 120 days after the end of each fiscal year of the Guarantor ending after the date of this First Indenture Supplement, a certificate signed by the Guarantor's principal executive officer, the principal financial officer or the principal accounting officer stating whether or not to the best knowledge of the signer thereof the Guarantor is in compliance with all terms, conditions and covenants of the Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if the signer has obtained knowledge of any continuing default by the Guarantor in the performance, observance or fulfillment of any such term, condition or covenant, specifying each such default and the nature thereof.

                   SECTION 1506. Guarantor May Consolidate, Etc., Only on Certain Terms. The Guarantor shall not consolidate with or merge into any other Person or sell its properties and assets as, or substantially as, an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor, unless:

                   (1)  in the case the Guarantor shall
            consolidate with or merge into another Person (including, without limitation, the Company) or sell its properties and assets as, or substantially as, an entirety to any Person (including, without limitation, the Company), the Person formed by such consolidation or into which the Guarantor is merged or the Person which purchases the properties and assets of the Guarantor as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Guaranteed Securities then outstanding and the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor shall have been merged or by the corporation which shall have acquired the Guarantor's assets;

                   (2)  immediately after giving effect to such
            transaction, no Event of Default shall have happened and be continuing; and

                   (3) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or sale and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 1506 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                   Upon any consolidation of the Guarantor with,
            or merger of the Guarantor into, any Person or any sale of the properties and assets of the Guarantor as, or substantially as, an entirety in accordance with this Section 1506, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guaranteed Securities.

                   SECTION 1507. Personal Immunity from Liability of Incorporators, Stockholders, Etc. No recourse shall be had for the payment of any obligations of the Guarantor with respect to the Guaranteed Securities, the Guarantee or this Indenture or any indenture supplemental hereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Guarantor or of any successor corporation, whether by
                                  9


            virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of the First Indenture Supplement by the Guarantor and the issue of the Guarantee.

            SECTION 105.  Section 102 of the Indenture is hereby
amended by inserting the words "and Section 1505" after the words
"Section 1004" in the second paragraph of such section.

            SECTION 106. Section 105 of the Indenture is hereby amended by inserting the words "or the Guarantor" after the words "the Company" each time such words appear in subparagraphs (1) and
(2) thereof. The Trustee hereby agrees that, substantially simultaneously with its furnishing to the Company any notice or communication under the Indenture, as amended hereby, the Trustee shall furnish a copy thereof to the Guarantor. The Company hereby agrees that, substantially with its receiving or furnishing any notice or communication under the Indenture, as amended hereby, the Company will provide a copy thereof to the Guarantor.

            SECTION 107.  Section 106 of the Indenture is hereby
amended as follows:

            (a) The words ", the Guarantor" are inserted after the word "Company" in the ninth line and after the second reference to "the Company" in the twelfth line of the first paragraph thereof.

            (b) The words "and the Guarantor" are inserted after the first reference to the words "the Company" in the twelfth line of the first paragraph thereof.

            SECTION 108.  Section 109 of the Indenture is hereby
amended by adding the words "or the Guarantor" after the words
"the Company".

            SECTION 109. Section 308 of the Indenture is hereby amended by inserting (i) the words "the Guarantor," after the word "Company" in the second, third and eighth lines thereof and (ii) the words "or the Guarantor" after the words "the Company" in the ninth line thereof.

            SECTION 110. Section 401 of the Indenture is hereby amended (i) by adding the words "and the Guarantor" after the words "the Company" in the last paragraph of such Section and (ii) by adding the following as a new penultimate paragraph of such
Section:

            "In the event the Company exercises its rights under this Section 401 with respect to a series of Guaranteed Securities, upon satisfaction by the Company of the conditions set forth in this Section 401 with respect to such series, the Guarantor's obligations under its Guarantees with respect to such

                                  10


     series of Guaranteed Securities shall likewise be satisfied and discharged and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Guaranteed Securities."

            SECTION 111.  Section 402 of the Indenture is hereby
amended by inserting the words "(and, in respect of the Guaranteed Securities, the Guarantee)" after the words "Securities" in the fourth line thereof.

            SECTION 112.  Section 509 of the Indenture is hereby
amended by inserting the words" the Guarantor," after the words
"the Company," therein.

            SECTION 113.  Section 603 of the Indenture is hereby
amended by inserting the words "or of the Guarantor, as the case may be" after the words "the Company" in paragraph (b) of such section.

            SECTION 114.  Section 605 of the Indenture is hereby
amended by inserting the words "or the Guarantor" after the words
"the Company" in such section.

            SECTION 115.  Section 607 of the Indenture is hereby
amended by replacing the words "The Company agrees" with "The
Company and the Guarantor, jointly and severally, agree" in the first line thereof.

            SECTION 116. (a) Paragraph (b) of Section 610 of the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" in the first sentence thereof.

            (b) Paragraph (c) of Section 610 of the Indenture is hereby amended by inserting the words "and to the Guarantor" after the words "the Company" in such section.

           (c) Paragraph (d) of Section 610 of the Indenture is hereby amended as follows:

               (i) The words "or the Guarantor" are inserted after the words "the Company" in subclause (1) and (2) of such paragraph.

              (ii) The words "and the Guarantor" are inserted after the words "the Company" in the first line immediately following subclause (3) of such paragraph.

            (d) Paragraph (e) of Section 610 of the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in such paragraph.


                                  11


            SECTION 117. Section 611 of the Indenture is hereby amended (i) by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in paragraphs (a) and (c) of such section, and (ii) by inserting the words ",the Guarantor" after the words "the Company" each time such words appear in paragraph (b) of such section.

            SECTION 118.  Section 901 of the Indenture is hereby
amended as follows:

            (a) The words "the Guarantor, when authorized by a Board Resolution," are inserted after the words "Board
      Resolution," in the second line of such section.

            (b) The words "or the Guarantor" are inserted after the words "the Company" each time such words appear in paragraphs (1) and (2) of such section.

            SECTION 119.  Section 902 of the Indenture is hereby
amended by inserting the words "the Guarantor, when authorized by a Board Resolution" after the words "Board Resolution," in the fifth line of the first paragraph of such section.

            SECTION 120.  Section 907 of the Indenture is hereby
amended by inserting the words "or the Guarantor" after the words
"the Company" each time such words appear in such section.

            SECTION 121.  Article Thirteen of the Indenture is
hereby amended as follows:

            (a) The words "and, in the case such option is exercised with respect to a series of Guaranteed Securities, the Guarantor shall be deemed to have been discharged from its obligations with respect to the Outstanding Guaranteed Securities of such series and its Guarantee in respect thereof, all" are inserted after the words "of such series"in the fifth line of Section 1302.

            (b) The words "and, in the case such option is exercised with respect to a series of Guaranteed Securities, the Guarantor" are inserted after the words "the Company" in the ninth line of Section 1302.

            (c) The words "and, if applicable, the Guarantee of the Guarantor in respect thereof" are inserted after the words "of such series" in the eleventh, twelfth and thirteenth lines of Section 1302.

            (d)  The word "its" in the eleventh line of Section
      1302 is hereby replaced with the word "their".


                                  12


            (e) The words (i) "and, if such option is exercised with respect to the Guaranteed Securities, the Guarantor shall be released from its obligations under Section 1506" are inserted after the words "Section 801" in the fifth line of Section 1303 and (ii) "and the Guarantor" are inserted after the words "the Company" in the thirteenth line of
      Section 1303.

            (f)  The words "(or, in the case of the Guaranteed
      Securities, the Company or the Guarantor)" are inserted after the words "The Company" in the first line of clause
      (1) of such Section 1304.

            (g) The words (i) "or the Guarantor" are inserted after the words "the Company" in the twelfth line of the first paragraph of Section 1305, (ii) "or the Guarantor, as the case may be," are inserted after the word "Company" in the third line of the third paragraph of Section 1305 and
      (iii) "and, if applicable, any related Guarantee of such Securities" are inserted after the words "of such series" in the last line of the third paragraph of Section 1305.

            (h)  The words (i) "and, if applicable, the
      Guarantor's" are inserted after the words "the Company's" in the sixth line of Section 1306, (ii) "and, if applicable, any related Guarantee of the Guarantor" are inserted after the words "of such series" in the seventh line of Section 1306, (iii) "or, in the case of a series of Guaranteed Securities, if the Guarantor makes any payment in respect thereof pursuant to its Guarantee of such Guaranteed Securities" are inserted after the words "of its obligations" in the sixteenth line of Section 1306 and (iv) "or the Guarantor, as the case may be," are inserted after the words "the Company" in the sixteenth line of Section 1306.


                                 ARTICLE 2

                               MISCELLANEOUS

            SECTION 201.  Effectiveness.  This First Indenture
Supplement shall take effect as of the date hereof.

            SECTION 202. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

            SECTION 203. Execution by the Trustee. The Trustee has executed this First Indenture Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken


                                  13


as the statements of the Company and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this First Indenture Supplement or the execution thereof by the Company or the Guarantor.

            SECTION 204.  Governing Law.  This First Indenture
Supplement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

            SECTION 205.  Execution in Counterparts.  This First
Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

                                  14


            IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.



                                  AETNA SERVICES, INC.
         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    ____________________________
                                   Alfred P. Quirk, Jr.
                                   Vice President-Corporate Finance


Attest:

/s/ Paige L. Falasco
_______________________


                                  AETNA INC.
         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    ____________________________
                                    Alfred P. Quirk, Jr.
                                    Vice President-Corporate Finance

Attest:

/s/ Paige L. Falasco
____________________


                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION, as Trustee

         [Seal]

                                  By /s/ James E. Mogavero
                                    ____________________________

Attest:

/s/ Andrew M. Sinasky
_____________________


                                  15


State of Connecticut
County of Hartford           ss:


              On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at 44 Stonegate, Farmington, CT 06032, that [he] [she] is the Vice President, Corporate Finance of Aetna Services, Inc., one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.



                                   /s/ Joanne R. Jensen   9-1-99
                                   _____________________________
                                       Notary Public


State of Connecticut
County of Hartford           ss:


              On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at 44 Stonegate, Farmington, CT 06032, that [he] [she] is the Vice President, Corporate Finance of Aetna Inc., one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.



                                   /s/ Joanne R. Jensen   9-1-99
                                   ______________________________
                                       Notary Public


                                  16


Commonwealth of Massachusetts
County of Suffolk                 ss:


              On the 1st day of August, 1996, before me personally came James E. Mogavero, to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at 6 Adele Circle, Wakefield, MA 01880, that [he] [she] is an Assistant Vice President of State Street Bank and Trust Company of Connecticut, National Association, one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.




                                   /s/ Laura L. Shepherd
                                   ________________________________
                                       Notary Public


                                  17